AMENDMENT TO PARTICIPATION AGREEMENT

THIS AMENDMENT, made and entered into as of the first day of April, 2017, is to the Participation Agreement dated April 1, 2011, by and among Great-West Life & Annuity Insurance Company, Great-West Life & Annuity Insurance Company of New York (f/k/a First Great-West Life & Annuity Insurance Company), MFS Variable Insurance Trust, MFS Variable Insurance Trust II, and MFS Fund Distributors, Inc., as amended (the “Participation Agreement”).

WHEREAS, the parties desire to add to the Agreement MFS Variable Insurance Trust III (“Trust III”), an open-end management investment company and Delaware statutory trust for which MFD serves as principal underwriter;

NOW, THEREFORE, in consideration of their mutual promises, the Trusts, the Insurer, and MFD hereby agree as follows:

1.	Trust III is hereby added as a party.

2.	All references to “Trust(s)” now include, as the context may require, Trust III.

3.	Article XIII, “Notices,” is hereby restated in its entirety as follows:

ARTICLE XI. Section 11.3 NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier, email or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to Insurer:

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, CO 80111

Email:

Attn: Ron Laeyendecker, Senior Vice President

Pc: Ryan Logsdon | Associate General Counsel, Products & Corporate

Great-West Life & Annuity Insurance Company of New York

8515 East Orchard Road

Greenwood Village, CO 80111

Email:

Attn: Ron Laeyendecker, Senior Vice President

Pc: Ryan Logsdon | Associate General Counsel, Products & Corporate

If to Trusts:

MFS Variable Insurance Trust I, MFS Variable Insurance Trust II and MFS Variable Insurance Trust III

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Facsimile No.: (617) 954-5182

Attn: Ethan Corey, Assistant Secretary

If to MFD:

MFS Fund Distributors, Inc.

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Attn: General Counsel

5.    Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

Terms not otherwise defined herein have the definitions ascribed to them in the Participation Agreement. Except as expressly amended hereby, the Participation Agreement shall continue in full force and effect and unamended.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative:

MFS VARIABLE INSURANCE TRUST MFS VARIABLE INSURANCE TRUST II MFS VARIABLE INSURANCE TRUST III		GREAT-WEST LIFE & ANNUITY INSURANCI COMPANY By its authorized officer, on behalf of their respective Portfolios
By their authorized officer and not individually,

By:	/s/ Ethan Corey	By:	/s/ Susan Gile
Ethan Corey		Name: Susan Gile
Assistant Secretary/ Assistant Clerk		Title: VP - Individual Markets

MFS FUND DISTRIBUTORS, INC. By its authorized officer,		GREAT-WEST LIFE & ANNUITY INSURANCI COMPANY of New York
By its authorized officer,

By:	/s/ James A. Jessee	By:	/s/ Ron Laeyendecker
James A. Jessee		Name:	Ron Laeyendecker
President		Title:	Senior Vice President

SCHEDULE A

ACCOUNTS, POLICIES, AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Portfolios Applicable to Separate Accounts:

All Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Amendment

Share Class

All Share Classes available under the Trusts

Separate Accounts:

COLI VUL 2 of GWLA

COLI VUL 4 of GWLA

COLI VUL 7 of GWLA

COLI VUL 1 of FGWLA

COLI VUL 2 of FGWLA

COLI VUL 4 of FGW